UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2018

ATLAS RESOURCES PUBLIC #18-2009(B) L.P.

(Exact name of registrant specified in its charter)

Delaware	333-150925-02	26-2202544
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 19, 2018, Atlas Resources Public #18-2009(B) L.P. (the “Partnership”) entered into an Assignment and Bill of Sale (the “Assignment”) with Atlas Resources, LLC, its managing general partner (the “Managing General Partner”), and the other assignees party thereto. The Assignment has an effective date of September 1, 2018. Pursuant to the Assignment, the Partnership assigned all of its assets to the Managing General Partner in exchange for the Managing General Partner’s assumption of all of the Partnership’s liabilities. Furthermore, the Assignment provides that, promptly following the effective time of the Assignment, the Managing General Partner will cause the dissolution and winding up of the Partnership as promptly as practicable in accordance with the Partnership’s Amended and Restated Certificate and Agreement of Limited Partnership, as amended. Following the transactions pursuant to the Assignment, the Partnership has no assets or liabilities.

This summary of the Assignment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Assignment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

The description of the Assignment and the transactions thereunder included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Assignment and Bill of Sale, dated October 19, 2018 among Atlas Resources Public #18-2009(B) L.P., the assignors party thereto and Atlas Resources, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2018	ATLAS RESOURCES PUBLIC #18-2009(B) L.P. By: Atlas Resources, LLC, its Managing General Partner

	By:	/s/ Jeffrey M. Slotterback
		Name:	Jeffrey M. Slotterback
		Title:	Chief Financial Officer of the Managing General Partner